Exhibit 99.1

Tidewater Reports Fourth Quarter Results and Year End Earnings For Fiscal 2009

NEW ORLEANS, LA. May 13, 2009 — Tidewater Inc. (NYSE:TDW) announced today fourth quarter net earnings for the period ended March 31, 2009, of $109.7 million, or $2.13 per share, on revenues of $341.6 million. For the same quarter last year, net earnings were $85.4 million, or $1.63 per share, on revenues of $331.4 million. For fiscal year ended March 31, 2009, net earnings were $406.9 million, or $7.89 per share, on revenues of $1,390.8 million. For the fiscal year ended March 31, 2008, net earnings were $348.8 million, or $6.39 per share, on revenues of $1,270.2 million.

As previously announced, Tidewater will hold a conference call to discuss March quarterly and annual earnings on Thursday, May 14, 2009, at 10:00 a.m. CDT. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDT on May 14, 2009, and will continue until 11:59 p.m. CDT on May 16, 2009. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 96758656.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until June 14, 2009. Upon completion of the conference call, the company will also file a Form 8-K with the SEC, which will include a transcript of the conference call.

Tidewater Inc. owns 417 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

Financial information is displayed on the next page.

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended March 31,		Year Ended March 31,
	2009	2008	2009	2008
Revenues:
Vessel revenues	$ 334,133	314,205	1,356,322	1,215,134
Other marine services revenues	7,484	17,223	34,513	55,037
	341,617	331,428	1,390,835	1,270,171

Costs and expenses:
Vessel operating costs	147,457	155,168	660,876	584,746
Costs of other marine revenues	6,191	14,444	29,282	47,423
Depreciation and amortization	32,780	31,681	126,231	120,837
General and administrative	34,136	33,285	136,228	126,589
Gain on sales of assets	(6,253)	(1,757)	(27,251)	(11,449)
	214,311	232,821	925,366	868,146
Operating income	127,306	98,607	465,469	402,025
Other income (expenses):
Foreign exchange gain (loss)	(1,998)	(348)	2,695	(891)
Equity in net earnings of unconsolidated companies	4,905	4,218	16,978	14,470
Interest income and other, net	2,370	3,178	7,066	16,957
Interest and other debt costs	(188)	(1,279)	(693)	(6,992)
	5,089	5,769	26,046	23,544
Earnings before income taxes	132,395	104,376	491,515	425,569
Income tax expense	22,669	18,991	84,617	76,806
Net earnings	$ 109,726	85,385	406,898	348,763

Basic earnings per common share	$ 2.14	1.64	7.92	6.43

Diluted earnings per common share	$ 2.13	1.63	7.89	6.39

Weighted average common shares outstanding	51,285,734	52,153,170	51,364,237	54,259,495
Incremental common shares from stock options	121,497	179,773	182,620	347,311
Adjusted weighted average common shares	51,407,231	52,332,943	51,546,857	54,606,806

Cash dividends declared per common share	$ .25	.15	1.00	.60

TIDEWATER INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2009 and 2008
(In thousands, except share and par value data)
ASSETS	2009	2008
Current assets:
Cash and cash equivalents	$ 250,793	270,205
Trade and other receivables, less allowance for doubtful accounts of $5,773 in 2009 and $5,319 in 2008	328,566	308,813
Marine operating supplies	48,727	46,369
Other current assets	6,365	5,208
Total current assets	634,451	630,595
Investments in, at equity, and advances to unconsolidated companies	37,221	27,433
Properties and equipment:
Vessels and related equipment	3,238,674	2,867,391
Other properties and equipment	81,689	82,357
	3,320,363	2,949,748
Less accumulated depreciation and amortization	1,307,038	1,270,710
Net properties and equipment	2,013,325	1,679,038
Goodwill	328,754	328,754
Other assets	60,053	85,960
Total assets	$ 3,073,804	2,751,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities on capitalized lease obligations	—	10,059
Accounts payable	104,663	93,147
Accrued expenses	58,020	54,497
Accrued property and liability losses	5,521	6,271
Other current liabilities	35,146	34,930
Total current liabilities	203,350	198,904
Long-term debt	300,000	300,000
Deferred income taxes	201,200	189,605
Accrued property and liability losses	8,035	12,530
Other liabilities and deferred credits	116,541	120,657

Commitments and Contingencies

Stockholders’ equity:
Common stock of $0.10 par value, 125,000,000 shares authorized, issued 51,696,245 shares at March 31, 2009 and 52,318,806 shares at March 31, 2008	5,169	5,232
Other stockholders’ equity	2,239,509	1,924,852
Total stockholders’ equity	2,244,678	1,930,084
Total liabilities and stockholders’ equity	$ 3,073,804	2,751,780

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended March 31, 2009 and 2008 (In thousands)	2009	2008
Operating activities:
Net earnings	$406,898	348,763
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	126,231	120,837
Provision for deferred income taxes	12,889	6,680
Gain on sales of assets	(27,251)	(11,449)
Equity in earnings of unconsolidated companies, less dividends	(10,048)	(9,788)
Compensation expense – stock based	10,868	11,473
Excess tax liability (benefit) on stock options exercised	555	(3,721)
Changes in assets and liabilities, net:
Trade and other receivables	(14,222)	(22,012)
Marine operating supplies	(2,358)	(1,467)
Other current assets	(1,157)	825
Accounts payable	9,468	17,330
Accrued expenses	3,523	8,617
Accrued property and liability losses	(751)	149
Other current liabilities	2,733	17,824
Other, net	9,057	5,430
Net cash provided by operating activities	526,435	489,491
Investing activities:
Proceeds from sales of assets	39,360	82,021
Additions to properties and equipment	(473,675)	(354,022)
Repayments of advances to unconsolidated companies	—	—
Other	260	—
Net cash used in investing activities	(434,055)	(272,001)
Financing activities:
Principal payments on debt	—	—
Principal payments on capitalized lease obligations	(10,059)	(45,723)
Debt borrowings	—	—
Proceeds from issuance of common stock	3,977	43,645
Cash dividends	(51,521)	(32,687)
Excess tax (liability) benefits on stock options exercised	(555)	3,721
Stock repurchases	(53,634)	(310,047)
Net cash used in financing activities	(111,792)	(341,091)
Net change in cash and cash equivalents	(19,412)	(123,601)
Cash and cash equivalents at beginning of year	270,205	393,806
Cash and cash equivalents at end of year	$250,793	270,205
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$13,967	17,025
Income taxes	$59,977	56,084
Non-cash financing activities:
Capital leases	$—	33,876

Further details of the company’s vessel revenues and vessel operating costs for the quarters and years ended March 31, 2009 and 2008 are as follows:

(In thousands)

	Quarter Ended March 31,		Year Ended March 31,
	2009	2008	2009	2008
Vessel revenues:
United States	$29,680	36,838	146,896	159,795
International	304,453	277,367	1,209,426	1,055,339
Total vessel revenues	334,133	314,205	1,356,322	1,215,134

Vessel operating costs:
Crew costs	82,785	82,642	357,249	314,330
Repair and maintenance	22,134	28,125	119,672	106,357
Insurance and loss reserves	847	5,542	12,817	23,667
Fuel, lube and supplies	15,133	14,735	65,249	50,933
Vessel operating leases	1,749	1,660	6,996	4,699
Other	24,809	22,464	98,893	84,760
Total vessel operating cost	147,457	155,168	660,876	584,746
Vessel operating margin (A)	$186,676	159,037	695,446	630,388

Vessel operating margin as a % of revenue	55.9%	50.6	51.3	51.9

Note (A): The following table reconciles vessel operating margin as presented above to operating income for the quarters and years ended March 31, 2009 and 2008:

(In thousands)
	Quarter Ended March 31,		Year Ended March 31,
	2009	2008	2009	2008
Vessel operating margin	$186,676	159,037	695,446	630,388
Other marine services revenues	7,484	17,223	34,513	55,037
Costs of other marine revenues	(6,191)	(14,444)	(29,282)	(47,423)
Depreciation and amortization	(32,780)	(31,681)	(126,231)	(120,837)
General and administrative	(34,136)	(33,285)	(136,228)	(126,589)
Gain on sales of assets	6,253	1,757	27,251	11,449
Operating income	$127,306	98,607	465,469	402,025

Further details of the company’s vessel operating profit, which excludes corporate general and administrative and depreciation expenses, gain on sales of assets and operating income from other marine services, for the quarters and years ended March 31, 2009 and 2008 are as follows:

(In thousands)

	Quarter Ended March 31,		Year Ended March 31,
	2009	2008	2009	2008

Vessel operating profit – United States (B)	$5,803	7,602	34,797	29,985

Vessel operating profit – International (B)	$123,558	97,194	437,695	394,789

Note (B): The following table reconciles vessel operating profit as presented above to operating income for the quarters and years ended March 31, 2009 and 2008:

(In thousands)
	Quarter Ended March 31,		Year Ended March 31,
	2009	2008	2009	2008

Vessel operating profit – United States	$5,803	7,602	34,797	29,985
Vessel operating profit – International	123,558	97,194	437,695	394,789
	129,361	104,796	472,492	424,774
Corporate expenses	(9,395)	(10,511)	(38,622)	(40,974)
Gain on sales of assets	6,253	1,757	27,251	11,449
Other marine services	1,087	2,565	4,348	6,776
Operating income	$127,306	98,607	465,469	402,025

The company’s actual vessel count by vessel class at March 31, 2009, and vessel utilization percentages and average day rates by vessel class for the quarter and year ended March 31, 2009, were as follows:

UTILIZATION Fiscal Year 2009	Actual Vessel Count at March 31, 2009		Quarter Ended March 31, 2009	Year Ended March 31, 2009
United States-based fleet:
Deepwater vessels	6		98.5%	96.9%
Towing-supply/supply	26		42.3%	47.5%
Crew/utility	8		74.0%	77.7%
Total	40		56.3%	61.0%

International-based fleet:
Deepwater vessels	35		81.5%	84.2%
Towing-supply/supply	230		74.6%	75.9%
Crew/utility	72		71.0%	78.0%
Offshore tugs	30		66.8%	61.1%
Other	2		97.8%	64.6%

Total	369		74.0%	75.6%

Worldwide fleet:
Deepwater vessels	41		84.1%	86.4%
Towing-supply/supply	256		70.9%	72.4%
Crew/utility	80		71.4%	78.0%
Offshore tugs	30		66.8%	61.1%
Other	2		97.8%	64.6%

Total	409	(C)	72.1%	73.9%

AVERAGE DAYRATES
United States-based fleet:
Deepwater vessels			$ 24,095	$ 24,492
Towing-supply/supply			$ 12,402	$ 12,713
Crew/utility			$ 5,352	$ 5,789
Total			$ 13,351	$ 13,290
International-based fleet:
Deepwater vessels			$ 27,628	$ 26,475
Towing-supply/supply			$ 12,787	$ 12,386
Crew/utility			$ 5,316	$ 5,147
Offshore tugs			$ 8,457	$ 8,453
Other			$ 9,802	$ 9,835
Total			$ 12,559	$ 12,026
Worldwide fleet:
Deepwater vessels			$ 27,006	$ 26,091
Towing-supply/supply			$ 12,760	$ 12,413
Crew/utility			$ 5,321	$ 5,233
Offshore tugs			$ 8,457	$ 8,453
Other			$ 9,802	$ 9,835
Total			$ 12,626	$ 12,151

Note (C): Included in total owned or chartered vessels at March 31, 2009, are 61 vessels that were stacked by the company. These vessels are considered to be in service and are included in the calculation of the company’s vessel utilization statistics. In addition to the 409 total owned or chartered vessels, the company had 11 vessels withdrawn from service and 10 joint venture vessels at March 31, 2009.

Tidewater’s vessel commitments by vessel class and type as of March 31, 2009, were as follows:

	U. S. Built			International Built
Vessel class and type	Number of Vessels	Total Cost Commitment	Expended Through 3/31/09	Number of Vessels	Total Cost Commitment	Expended Through 3/31/09
		(In thousands)			(In thousands)
Deepwater vessels:
Anchor handling towing supply	—	—	—	5	$146,398	$ 88,815
Platform supply vessels	2	$ 64,935	$ 32,573	19	$493,676	$153,458
Replacement fleet:
Anchor handling towing supply	—	—	—	11	$189,203	$ 62,569
Platform supply vessels	—	—	—	4	$ 49,800	$ 20,816
Crewboats and offshore tugs:
Crewboats	—	—	—	3	$ 19,710	$ 13,463
Offshore tugs	—	—	—	2	$ 28,139	$ 20,603
Totals	2	$ 64,935	$ 32,573	44	$926,926	$359,724

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter along with the expected cash outlay (in thousands) of the various vessel commitments as discussed above:

	Quarter Period Ended

Vessel class and type	06/09	09/09	12/09	03/10	06/10	Thereafter

Deepwater vessels:
Anchor handling towing supply	1	1	—	1	2	—
Platform supply vessels	4	3	1	1	—	12
Replacement Fleet:
Anchor handling towing supply	2	1	2	—	2	4
Platform supply vessels	1	—	2	1	—	—
Crewboats and offshore tugs:
Crewboats	1	2	—	—	—	—
Offshore tugs	—	2	—	—	—	—
Totals	9	9	5	3	4	16

Expected quarterly cash outlay	$103,281	97,065	85,955	40,697	42,171	230,395 (D)

Note (D): The $230,395 of ‘Thereafter’ vessel construction obligations is expected to be paid out as follows: $85,949 in the remaining quarters of fiscal 2011, $132,724 during fiscal 2012, and $11,722 during fiscal 2013.